UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2008

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

1360 O’Brien Drive, Menlo Park, California  94025

(Address of principal executive offices, with zip code)

(650) 462-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2008, Depomed, Inc. (the “Company”) entered into amendments to its existing leases agreements with Menlo Business Park, LLC (“Menlo”) for the Company’s premises at 1330, 1360 and 1430 O’Brien Drive, Menlo Park, California (the “Lease Amendments”). The Lease Amendments, effective as of March 18, 2008, extend the term of the existing leases for thirty-one months, through January 31, 2012, and provide for an option exercisable by the Company to further extend any of the lease terms for an additional five years.  All other material provisions of the leases remain the same, except for the monthly base rent for the Company’s premises at 1430 O’Brien Drive, which will be increased to $20,824 per month, beginning on July 1, 2009, subject to adjustment under certain conditions, in addition to operating expenses and taxes for the duration of the lease term. The monthly base rent for the Company’s premises at 1330 and 1360 O’Brien Drive did not change under the Lease Amendments, and are $50,732 and $54,654 per month beginning May 1, 2008, respectively, and subject to adjustment under certain conditions, in addition to operating expenses and taxes for the duration of the lease term.

In March 2008, the Company subleased the premises at 1430 O’Brien Drive to a subtenant through June 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: April 25, 2008	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Vice President and
General Counsel